UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 17, 2008 (September 12, 2008)

ORION ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15579	87-0348444
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

307 S. Main Pratt, Kansas 67124
(Address of Principal Executive Offices)

(620) 672-2814 Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Co-Chief Executive Officer

On September 12, 2008, Mr. Joshua Barker was terminated from his position as Co-Chief Executive Officer of Orion Ethanol, Inc. (the “Company”), effective immediately. Mr Barker's termination is not related to any disagreement Mr. Barker had with the Company at the time of his termination.

Departure of Chief Financial Officer

On September 12, 2008, Mr. Douglas Donaghue, resigned from his position as Chief Financial Officer of the Company. Mr. Donaghue’s resignation is not related to any disagreement Mr. Donaghue had with the Company at the time of his resignation.

Until such time as a permanent replacement is retained, current Chief Executive Officer, Timothy Barker, will serve as the Company’s Acting Chief Financial Officer.

Departure of Director

On September 12, 2008, J.L. “Butch” Meibergen resigned from his position on the Company’s Board of Directors, effective immediately. There was no disagreement between Mr. Meibergen and the Company at the time of his resignation.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ETHANOL, INC.

Date: September 17, 2008	By:	/s/ Timothy Barker
Timothy Barker
Chief Executive Officer